                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999 (except for the restatement of financial statements section of Note 2 and related disclosures, as to which the date is December 30, 1999) in the Registration Statement (Form S-4 No. 222-80337) and the related Prospectus of Team Health, Inc. for the registration of Team Health, Inc. 12% Senior Subordinated Notes due 2009.


                                        /s/ Ernst & Young LLP


Birmingham, Alabama
January 5, 2000